Exhibit 21.1

AIMCO OP L.P.

LIST OF SUBSIDIARIES

ENTITY NAME	STATE CODE
1001 BRICKELL BAY DRIVE, LLC	DE
AHOTB 555 NE LLC	DE
AHOTB 630 NE LLC	DE
AHOTB 640 NE LLC	DE
AHOTB HOLDING, LLC	DE
AIMCO 173 EAST 90TH STREET, LLC	DE
AIMCO 237 NINTH AVENUE, LLC	DE
AIMCO CASA DEL MAR TIC, LLC	DE
AIMCO CASA DEL NORTE GP, LLC	DE
AIMCO CASA DEL NORTE LP, LLC	DE
AIMCO DEVELOPMENT COMPANY, LLC	DE
AIMCO ELM CREEK, L.P.	DE
AIMCO ESPLANADE AVENUE APARTMENTS, LLC	DE
AIMCO HERMOSA TERRACE GP, LLC	DE
AIMCO HERMOSA TERRACE LP, LLC	DE
AIMCO HILLMEADE, LLC	DE
AIMCO HYDE PARK TOWER, L.L.C.	DE
AIMCO LA JOLLA TERRACE GP, LLC	DE
AIMCO LA JOLLA TERRACE LP, LLC	DE
AIMCO MILAN, LLC	DE
AIMCO N.P. LOFTS, L.P.	DE
AIMCO PARK AND 12TH, LLC	DE
AIMCO PATHFINDER VILLAGE APARTMENTS GP, LLC	DE
AIMCO PATHFINDER VILLAGE APARTMENTS, L.P.	DE
AIMCO REIT SUB, LLC	DE
AIMCO ROYAL CREST—NASHUA, L.L.C.	DE
AIMCO WARWICK, L.L.C.	DE
AIMCO WEXFORD VILLAGE, L.L.C.	DE
AIMCO YACHT CLUB AT BRICKELL, LLC	DE
AIMCO YORKTOWN, L.P.	DE
AMBASSADOR APARTMENTS, L.P.	DE
AMBASSADOR IX, INC.	DE
AMBASSADOR IX, L.P.	DE
BRICKELL BAY TOWER LTD	BS
BRICKELL BAY TOWER SPE, LLC	DE
BROOKWOOD LIMITED PARTNERSHIP	IL
CASA DEL NORTE A LIMITED PARTNERSHIP	CA
CCIP PLANTATION GARDENS, L.L.C.	DE
CEDAR RIM APARTMENTS, LLC	DE
CHURCH STREET ASSOCIATES LIMITED PARTNERSHIP	IL
HERMOSA TERRACE A LIMITED PARTNERSHIP	CA
JAMES-OXFORD LIMITED PARTNERSHIP	MD

LA JOLLA TERRACE A LIMITED PARTNERSHIP	CA
NP BANK LOFTS ASSOCIATES, L.P.	CO
RESCORP DEVELOPMENT, INC.	IL
ROYAL CREST ESTATES (MARLBORO), L.L.C.	DE
ST. GEORGE VILLAS LIMITED PARTNERSHIP	SC
WATERFORD VILLAGE, L.L.C.	DE
WILLIAMSBURG LIMITED PARTNERSHIP	IL

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